NEWS RELEASE
January 23, 2020

FOR IMMEDIATE RELEASE	CONTACT: Randall M. Chesler, CEO
(406) 751-4722
Ron J. Copher, CFO
(406) 751-7706

GLACIER BANCORP, INC. ANNOUNCES
RESULTS FOR THE QUARTER ENDED DECEMBER 31, 2019

4th Quarter 2019 Highlights:
•Net income of $57.4 million for the current quarter, an increase of $7.8 million, or 16 percent, over the prior year fourth quarter net income of $49.6 million.
•Current quarter diluted earnings per share of $0.62, an increase of 5 percent from the prior year fourth quarter diluted earnings per share of $0.59.
•Net interest margin of 4.45 percent increased 3 basis points compared to 4.42 percent in the prior quarter and increased 15 basis points over the prior year fourth quarter net interest margin of 4.30 percent.
•Interest bearing deposits increased $65 million, or 4 percent annualized, during the current quarter.
•Non-performing assets of $37.4 million, decreased $17.7 million, or 32 percent, from the prior quarter non-performing assets of $55.1 million.
•Declared a special dividend of $0.20 per share. This was the 16th special dividend the Company has declared.
•Declared and paid a regular dividend of $0.29 per share. The Company has declared 139 consecutive quarterly dividends and has increased the dividend 45 times.

Year 2019 Highlights:
•Net income of $211 million for 2019, an increase of $28.7 million, or 16 percent, over the prior year net income of $182 million.
•Diluted earnings per share of $2.38, an increase of 10 percent from the prior year diluted earnings per share of $2.17.
•Net interest margin of 4.39 percent for 2019, an increase of 18 basis points from the net interest margin of 4.21 percent in 2018.
•Core deposits organically grew $401 million, or 4 percent, during 2019, including non-interest bearing deposit growth of $305 million, or 10 percent.
•Organic loan growth was $364 million, or 4 percent for 2019.

•Regular quarterly dividends declared of $1.11 per share, an increase of $0.10 per share, or 10 percent, over the prior year regular quarterly dividends of $1.01.
•The Company announced the signing of a definitive agreement to acquire State Bank Corp., the parent company of State Bank of Arizona, a community bank based in Lake Havasu City, Arizona with total assets of $678 million at December 31, 2019 which will significantly enhance its Arizona franchise.
•The Company entered Nevada by completing the acquisition of Heritage Bancorp, the parent company of Heritage Bank of Nevada (collectively, "Heritage"), a community bank based in Reno, Nevada, with total assets of $978 million.
•The Company completed the acquisition of FNB Bancorp, the holding company for The First National Bank of Layton (collectively, "FNB"), a community bank based in Layton, Utah, with total assets of $379 million.
Financial Highlights

	At or for the Three Months ended					At or for the Year ended
(Dollars in thousands, except per share and market data)	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Dec 31, 2019	Dec 31, 2018
Operating results
Net income	$57,410	51,610	52,392	49,132	49,599	210,544	181,878
Basic earnings per share	$0.62	0.57	0.61	0.58	0.59	2.39	2.18
Diluted earnings per share	$0.62	0.57	0.61	0.58	0.59	2.38	2.17
Dividends declared per share	$0.49	0.29	0.27	0.26	0.56	1.31	1.31
Market value per share
Closing	$45.99	40.46	40.55	40.07	39.62	45.99	39.62
High	$46.51	42.61	43.44	45.47	47.67	46.51	47.67
Low	$38.99	37.70	38.65	37.58	36.84	37.58	35.77
Selected ratios and other data
Number of common stock shares outstanding	92,289,750	92,180,618	86,637,394	84,588,199	84,521,692	92,289,750	84,521,692
Average outstanding shares - basic	92,243,133	90,294,811	85,826,290	84,549,974	84,521,640	88,255,290	83,603,515
Average outstanding shares - diluted	92,365,021	90,449,195	85,858,286	84,614,248	84,610,018	88,385,775	83,677,185
Return on average assets (annualized)	1.67%	1.55%	1.69%	1.67%	1.66%	1.64%	1.59%
Return on average equity (annualized)	11.61%	10.92%	12.82%	13.02%	13.08%	12.01%	12.56%
Efficiency ratio	54.90%	65.95%	54.50%	55.37%	53.93%	57.78%	54.73%
Dividend payout ratio	79.03%	50.88%	44.26%	44.83%	94.92%	54.81%	60.09%
Loan to deposit ratio	88.92%	88.71%	90.27%	87.14%	87.64%	88.92%	87.64%
Number of full time equivalent employees	2,826	2,802	2,703	2,634	2,623	2,826	2,623
Number of locations	181	182	175	169	167	181	167
Number of ATMs	248	238	228	222	216	248	216
______________________________
1 Includes a special dividend declared of $0.20 and $0.30 per share for the three months ended December 31, 2019 and December 31, 2018 and for the years ended December 31, 2019 and 2018.
KALISPELL, Mont., Jan 23, 2020 (GLOBE NEWSWIRE) - Glacier Bancorp, Inc. (NASDAQ:GBCI) reported net income of $57.4 million for the current quarter, an increase of $7.8 million, or 16 percent, from the $49.6 million of net income for the prior year fourth quarter. Diluted earnings per share for the current quarter was $0.62 per share, an increase of 5 percent from the prior year fourth quarter diluted earnings per share of $0.59. Included in the current quarter was acquisition-related expenses of $4.4 million and a $1.3 million reduction in regulatory assessment and insurance expense from Small Bank Assessment credits applied by the FDIC. “These results represent a strong close to a great year. We are especially pleased to see the substantial improvement in credit this quarter and a business that continues to withstand market headwinds. The Company's growth and performance for the quarter and the full year was well balanced across all of our key operating metrics,” said Randy Chesler, President and Chief Executive Officer. “Our Company has grown stronger during 2019, both organically and with the addition of Heritage Bank in Nevada and First Community Bank in Utah. With this foundation, we believe the Glacier team is set to have another strong year in 2020.”

Net income for 2019 was $211 million, an increase of $28.7 million, or 16 percent, from the $182 million of net income for the prior year. Diluted earnings per share for the current year was $2.38 per share, an increase of $0.21, or 10 percent, from the diluted earnings per share of $2.17 for the same period in the prior year.

In September of 2019, the Company announced the signing of a definitive agreement to acquire State Bank Corp., the parent company of State Bank of Arizona, a community bank based in Lake Havasu City, Arizona (collectively, "SBAZ"). SBAZ provides banking services to individuals and businesses in Arizona with ten banking offices located in Bullhead City, Cottonwood, Kingman, Lake Havasu City, Phoenix, Prescott Valley and Prescott. As of December 31, 2019, SBAZ had total assets of $678 million, gross loans of $439 million and total deposits of $587 million. The acquisition has received regulatory approvals, is subject to other customary conditions of closing and is expected to be completed in the first quarter of 2020. Upon closing of the transaction, SBAZ will merge into the Company's Foothills Bank division and will expand the Company's footprint in Arizona to cover all major markets in the state and be a leading community bank in Arizona.

On July 31, 2019, the Company completed the acquisition of Heritage Bancorp, the bank holding company for Heritage Bank of Nevada, a community bank based in Reno, Nevada (collectively, “Heritage”). Upon closing of the transaction, Heritage became the Company’s sixteenth Bank division. This acquisition also marks the Company's first entrance into the state of Nevada.

On April 30, 2019, the Company completed the acquisition of FNB Bancorp, the holding company for The First National Bank of Layton, a community bank based in Layton, Utah (“FNB”). Upon closing of the transaction, FNB became First Community Bank Utah, the Company’s first division in Utah and the fifteenth Bank division. In October, the Company combined its four existing Utah-based branches into First Community Bank Utah, enhancing the Company's growth prospects in one of the fastest growing markets in the United States.

The Company’s results of operations and financial condition include both acquisitions beginning on the acquisition dates and the following table discloses the preliminary fair value estimates of selected classifications of assets and liabilities acquired:

	Heritage	FNB
(Dollars in thousands)	July 31, 2019	April 30, 2019	Total
Total assets	977,944	$379,155	1,357,099
Debt securities	103,231	47,247	150,478
Loans receivable	615,279	245,485	860,764
Non-interest bearing deposits	296,393	93,647	390,040
Interest bearing deposits	425,827	180,999	606,826
Borrowings	—	7,273	7,273

Asset Summary

				$ Change from
(Dollars in thousands)	Dec 31, 2019	Sep 30, 2019	Dec 31, 2018	Sep 30, 2019	Dec 31, 2018
Cash and cash equivalents	$330,961	406,384	203,790	(75,423)	127,171
Debt securities, available-for-sale	2,575,252	2,459,036	2,571,663	116,216	3,589
Debt securities, held-to-maturity	224,611	234,992	297,915	(10,381)	(73,304)
Total debt securities	2,799,863	2,694,028	2,869,578	105,835	(69,715)
Loans receivable
Residential real estate	926,388	936,877	887,742	(10,489)	38,646
Commercial real estate	5,579,307	5,548,174	4,657,561	31,133	921,746
Other commercial	2,094,254	2,145,257	1,911,171	(51,003)	183,083
Home equity	617,201	615,781	544,688	1,420	72,513
Other consumer	295,660	294,999	286,387	661	9,273
Loans receivable	9,512,810	9,541,088	8,287,549	(28,278)	1,225,261
Allowance for loan and lease losses	(124,490)	(125,535)	(131,239)	1,045	6,749
Loans receivable, net	9,388,320	9,415,553	8,156,310	(27,233)	1,232,010
Other assets	1,164,855	1,202,827	885,806	(37,972)	279,049
Total assets	$13,683,999	13,718,792	12,115,484	(34,793)	1,568,515

Total debt securities of $2.800 billion at December 31, 2019 increased $106 million, or 4 percent, during the current quarter and decreased $69.7 million, or 2 percent, from the prior year. Debt securities represented 20 percent of total assets at December 31, 2019 compared to 24 percent of total assets at December 31, 2018. The level of debt securities will continue to fluctuate as necessary to supplement liquidity needs of the Company.

The loan portfolio of $9.513 billion decreased $28.3 million, or 30 basis points, during the current quarter primarily as a result of seasonality and a few isolated loan payoffs. Excluding the FNB and Heritage acquisitions, the loan portfolio increased $364 million, or 4 percent, since December 31, 2018, with the largest increase in commercial real estate loans, which increased $195 million, or 4 percent.

Supplemental information regarding credit quality and identification of the Company’s loan portfolio based on regulatory classification is provided in the exhibits at the end of this press release. The regulatory classification of loans is based primarily on collateral type while the Company’s loan segments presented herein are based on the purpose of the loan.

Credit Quality Summary

	At or for the Year ended	At or for the Nine Months ended	At or for the Year ended
(Dollars in thousands)	Dec 31, 2019	Sep 30, 2019	Dec 31, 2018
Allowance for loan and lease losses
Balance at beginning of period	$131,239	131,239	129,568
Provision for loan losses	57	57	9,953
Charge-offs	(15,178)	(12,090)	(17,807)
Recoveries	8,372	6,329	9,525
Balance at end of period	$124,490	125,535	131,239
Other real estate owned	$5,142	7,148	7,480
Accruing loans 90 days or more past due	1,412	7,912	2,018
Non-accrual loans	30,883	40,017	47,252
Total non-performing assets	$37,437	55,077	56,750
Non-performing assets as a percentage of subsidiary assets	0.27%	0.40%	0.47%
Allowance for loan and lease losses as a percentage of non-performing loans	385%	262%	266%
Allowance for loan and lease losses as a percentage of total loans	1.31%	1.32%	1.58%
Net charge-offs as a percentage of total loans	0.07%	0.06%	0.10%
Accruing loans 30-89 days past due	$23,192	29,954	33,567
Accruing troubled debt restructurings	$34,055	32,949	25,833
Non-accrual troubled debt restructurings	$3,346	6,723	10,660
U.S. government guarantees included in non-performing assets	$1,786	3,000	4,811

The Company experienced another successful quarter in reducing non-performing assets as the Bank divisions continued to focus on resolving outstanding credit issues. Non-performing assets of $37.4 million at December 31, 2019 decreased $17.6 million, or 32 percent, over the prior quarter and decreased $19.3 million, or 34 percent, over the prior year end. Non-performing assets as a percentage of subsidiary assets at December 31, 2019 was 0.27 percent, a decrease of 13 basis point from the prior quarter, and a decrease of 20 basis points from the prior year fourth quarter. Early stage delinquencies (accruing loans 30-89 days past due) of $23.2 million at December 31, 2019 decreased $6.8 million from the prior quarter and decreased $10.4 million from the prior year end. Early stage delinquencies as a percentage of loans at December 31, 2019 was 0.24 percent, which was a decrease of 7 basis points from prior quarter and a 17 basis points decrease from prior year end.

The allowance for loan and lease losses (“allowance”) as a percent of total loans outstanding at December 31, 2019 was 1.31 percent, which was a 1 basis point decrease compared to the prior quarter and a decrease of 27 basis points from a year ago. The decrease from prior year end was attributable to stabilizing credit quality and the addition of loans from the acquisitions which were added to the portfolio on a fair value basis and as a result did not require an allowance at acquisition date.

Credit Quality Trends and Provision for Loan Losses

(Dollars in thousands)	Provision for Loan Losses	Net Charge-Offs	ALLL as a Percent of Loans	Accruing Loans 30-89 Days Past Due as a Percent of Loans	Non-Performing Assets to Total Subsidiary Assets
Fourth quarter 2019	$—	$1,045	1.31%	0.24%	0.27%
Third quarter 2019	—	3,519	1.32%	0.31%	0.40%
Second quarter 2019	—	732	1.46%	0.43%	0.41%
First quarter 2019	57	1,510	1.56%	0.44%	0.42%
Fourth quarter 2018	1,246	2,542	1.58%	0.41%	0.47%
Third quarter 2018	3,194	2,223	1.63%	0.31%	0.61%
Second quarter 2018	4,718	762	1.66%	0.50%	0.71%
First quarter 2018	795	2,755	1.66%	0.59%	0.64%

Net charge-offs for the current quarter were $1.0 million compared to $3.5 million for the prior quarter and $2.5 million from the same quarter last year. There was no current or prior quarter provision for loan losses compared to $1.2 million in the prior year fourth quarter. Loan portfolio growth, composition, average loan size, credit quality considerations, and other environmental factors will continue to determine the level of the loan loss provision.

Liability Summary

				$ Change from
(Dollars in thousands)	Dec 31, 2019	Sep 30, 2019	Dec 31, 2018	Sep 30, 2019	Dec 31, 2018
Deposits
Non-interest bearing deposits	$3,696,627	3,772,766	3,001,178	(76,139)	695,449
NOW and DDA accounts	2,645,404	2,592,483	2,391,307	52,921	254,097
Savings accounts	1,485,487	1,472,465	1,346,790	13,022	138,697
Money market deposit accounts	1,937,141	1,940,517	1,684,284	(3,376)	252,857
Certificate accounts	958,501	955,765	901,484	2,736	57,017
Core deposits, total	10,723,160	10,733,996	9,325,043	(10,836)	1,398,117
Wholesale deposits	53,297	134,629	168,724	(81,332)	(115,427)
Deposits, total	10,776,457	10,868,625	9,493,767	(92,168)	1,282,690
Repurchase agreements	569,824	558,752	396,151	11,072	173,673
Federal Home Loan Bank advances	38,611	8,707	440,175	29,904	(401,564)
Other borrowed funds	28,820	14,808	14,708	14,012	14,112
Subordinated debentures	139,914	139,913	134,051	1	5,863
Other liabilities	169,640	174,586	120,778	(4,946)	48,862
Total liabilities	$11,723,266	11,765,391	10,599,630	(42,125)	1,123,636

Core deposits of $10.723 billion as of December 31, 2019 decreased $10.8 million or 10 basis points, from the prior quarter with the decrease primarily attributable to the $76 million, or 2 percent, seasonal reduction in non-interest bearing deposits. Excluding acquisitions, core deposits increased $401 million, or 4 percent, from prior year end with non-interest bearing deposits increasing $305 million, or 10 percent. Non-interest bearing deposits were 34 percent of total core deposits at current year end, an increase of 2 percent from 32 percent of total core deposits at the prior year end.

Wholesale deposits of $53.3 million at December 31, 2019 decreased $81.3 million from prior quarter and decreased $115 million from the prior year end. FHLB advances of $38.6 million at December 31, 2019 increased $29.9 million from prior quarter and decreased $402 million from the prior year end. As a result of the prior quarter's balance sheet strategy, the Company reduced its overall wholesale funding during 2019. The balance sheet strategy included early termination of the Company's $260 million notional pay-fixed interest rate swaps and corresponding debt. Wholesale deposits and FHLB advances will continue to fluctuate as necessary for balance sheet growth and to supplement liquidity needs of the Company.

Stockholders’ Equity Summary

				$ Change from
(Dollars in thousands, except per share data)	Dec 31, 2019	Sep 30, 2019	Dec 31, 2018	Sep 30, 2019	Dec 31, 2018
Common equity	$1,920,507	1,905,306	1,525,281	15,201	395,226
Accumulated other comprehensive income (loss)	40,226	48,095	(9,427)	(7,869)	49,653
Total stockholders’ equity	1,960,733	1,953,401	1,515,854	7,332	444,879
Goodwill and core deposit intangible, net	(519,704)	(522,274)	(338,828)	2,570	(180,876)
Tangible stockholders’ equity	$1,441,029	1,431,127	1,177,026	9,902	264,003

Stockholders’ equity to total assets	14.33%	14.24%	12.51%
Tangible stockholders’ equity to total tangible assets	10.95%	10.84%	9.99%
Book value per common share	$21.25	21.19	17.93	0.06	3.32
Tangible book value per common share	$15.61	15.53	13.93	0.08	1.68

Tangible stockholders’ equity of $1.441 billion at December 31, 2019 increased $9.9 million, or 70 basis points, compared to the prior quarter which was driven by earnings retention. Tangible stockholders’ equity increased $264 million, or 22 percent, over the prior year end which was primarily the result of earnings retention, an increase in other comprehensive income, and the result of $317 million of Company stock issued for current year acquisitions. Tangible book value per common share of $15.61 at current quarter end increased $0.08 per share from the prior quarter and increased $1.68 per share from a year ago.

Cash Dividends
On December 30, 2019, the Company’s Board of Directors declared a special cash dividend of $0.20 per share, the 16th special dividend the Company has declared. The special dividend was payable January 16, 2020 to shareholders of record on January 7, 2020. On November 13, 2019, the Company’s Board of Directors declared a quarterly cash dividend of $0.29 per share. The regular quarterly dividend was payable December 19, 2019 to shareholders of record on December 10, 2019. The Company has declared 139 consecutive quarterly dividends. Regular quarterly dividends for 2019 were $1.11 per share, an increase of $0.10 per share, or 10 percent, compared to prior year quarterly dividends of $1.01 per share. Future cash dividends will depend on a variety of factors, including net income, capital, asset quality, general economic conditions and regulatory considerations.

Operating Results for Three Months Ended December 31, 2019
Compared to September 30, 2019, June 30, 2019, March 31, 2019, and December 31, 2018

Income Summary

	Three Months ended
(Dollars in thousands)	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Net interest income
Interest income	$145,281	142,395	132,385	126,116	125,310
Interest expense	8,833	10,947	12,089	10,904	9,436
Total net interest income	136,448	131,448	120,296	115,212	115,874
Non-interest income
Service charges and other fees	14,756	15,138	20,025	18,015	19,708
Miscellaneous loan fees and charges	1,379	1,775	1,192	967	1,278
Gain on sale of loans	10,135	10,369	7,762	5,798	5,639
Gain (loss) on sale of investments	257	13,811	134	213	(357)
Other income	1,890	1,956	1,721	3,481	2,226
Total non-interest income	28,417	43,049	30,834	28,474	28,494
Total income	$164,865	174,497	151,130	143,686	144,368
Net interest margin (tax-equivalent)	4.45%	4.42%	4.33%	4.34%	4.30%

		$ Change from
(Dollars in thousands)		Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Net interest income
Interest income		$2,886	12,896	19,165	19,971
Interest expense		(2,114)	(3,256)	(2,071)	(603)
Total net interest income		5,000	16,152	21,236	20,574
Non-interest income
Service charges and other fees		(382)	(5,269)	(3,259)	(4,952)
Miscellaneous loan fees and charges		(396)	187	412	101
Gain on sale of loans		(234)	2,373	4,337	4,496
Gain (loss) on sale of investments		(13,554)	123	44	614
Other income		(66)	169	(1,591)	(336)
Total non-interest income		(14,632)	(2,417)	(57)	(77)
Total income		$(9,632)	13,735	21,179	20,497

Net Interest Income
The current quarter net interest income of $136 million increased $5.0 million, or 4 percent, over the prior quarter and increased $20.6 million, or 18 percent, from the prior year fourth quarter. The current quarter interest income of $145 million increased $2.9 million, or 2 percent, over the prior quarter and increased $20.0 million, or 16 percent, over prior year fourth quarter and was primarily driven by an increase in interest income on commercial loans. Interest income on commercial loans increased $3.1 million, or 3 percent, from the prior quarter and increased $18.1 million, or 22 percent, from the prior year fourth quarter.

The current quarter interest expense of $8.8 million decreased $2.1 million, or 19 percent, over the prior quarter and decreased $603 thousand, or 6 percent, over prior year fourth quarter which was driven by the decrease in higher cost FHLB advances and wholesale deposits. During the current quarter, the total cost of funding (including non-interest bearing deposits) declined 9 basis points to 30 basis points compared to 39 basis points for the prior quarter and 36 basis points for the prior year fourth quarter.

The Company’s net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the current quarter was 4.45 percent compared to 4.42 percent in the prior quarter. The core net interest margin, excluding $2.1 million, or 6 basis points, of discount accretion and $2.0 million, or 6 basis points, of non-accrual interest recoveries, was 4.33 percent compared to 4.35 in the prior quarter and 4.25 percent in the prior year fourth quarter. The Company experienced a 2 basis points decrease in the core net interest margin during the current quarter from decreased yields on loans and investments that more than offset the decrease in the cost of funding from the reduction of FHLB borrowings. The core net interest margin increased 8 basis points from the prior year fourth quarter primarily the result of increased yields on the loan portfolio and a decrease in funding cost. “The stable net margin reflects the full quarter benefits of September's balance sheet strategy to improve net interest income by reducing high cost funding and low yield securities,” said Ron Copher, Chief Financial Officer. “In addition, the average balance of non-interest bearing deposits increased in the current quarter and over the entire year.”

Non-interest Income
Non-interest income for the current quarter totaled $28.4 million which was a decrease of $14.6 million, or 34 percent, over the prior quarter and a decrease of $77 thousand, or 27 basis points, over the same quarter last year. In the prior quarter as part of the balance sheet strategy, the Company sold $308 million of securities and recognized gain of $13.8 million. Service charges and other fees of $14.8 million for the current quarter decreased $5.0 million, or 25 percent, from the prior year fourth quarter due to the Company's decrease in interchange fees as a result of the Durbin Amendment. As of July 1, 2019, the Company became subject to the Durbin Amendment which established limits on the amount of interchange fees that can be charged to merchants for debit card processing. Gain on the sale of loans of $10.1 million for the current quarter increased $4.5 million, or 80 percent, compared to the prior year fourth quarter as a result of increased purchase and refinance activity.

Non-interest Expense Summary

	Three Months ended
(Dollars in thousands)	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Compensation and employee benefits	$55,543	62,509	51,973	52,728	50,385
Occupancy and equipment	9,149	8,731	8,180	8,437	7,884
Advertising and promotions	2,747	2,719	2,767	2,388	2,434
Data processing	4,972	4,466	4,062	3,892	3,951
Other real estate owned	609	166	191	139	264
Regulatory assessments and insurance	45	593	1,848	1,285	1,263
Loss on termination of hedging activities	—	13,528	—	—	—
Core deposit intangibles amortization	2,566	2,360	1,865	1,694	1,731
Other expenses	19,621	15,603	15,284	12,267	13,964
Total non-interest expense	$95,252	110,675	86,170	82,830	81,876

		$ Change from
(Dollars in thousands)		Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Compensation and employee benefits		$(6,966)	3,570	2,815	5,158
Occupancy and equipment		418	969	712	1,265
Advertising and promotions		28	(20)	359	313
Data processing		506	910	1,080	1,021
Other real estate owned		443	418	470	345
Regulatory assessments and insurance		(548)	(1,803)	(1,240)	(1,218)
Loss on termination of hedging activities		(13,528)	—	—	—
Core deposit intangibles amortization		206	701	872	835
Other expenses		4,018	4,337	7,354	5,657
Total non-interest expense		$(15,423)	9,082	12,422	13,376

Total non-interest expense of $95.3 million for the current quarter decreased $15.4 million, or 14 percent, over the prior quarter and increased $13.4 million, or 16 percent, over the prior year fourth quarter. Compensation and employee benefits decreased by $7.0 million, or 11 percent, from the prior quarter primarily due to the $5.4 million of stock compensation expense related to the accelerated vesting of stock options from the Heritage acquisition in the prior quarter. Compensation and employee benefits increased $5.2 million, or 10 percent, from the prior year fourth quarter due to an increased number of employees driven by acquisition and organic growth. Occupancy and equipment expense increased $418 thousand, or 5 percent, over the prior quarter and increased $1.3 million, or 16 percent, over the prior year fourth quarter as a result of the current year acquisitions and general cost increases. Data processing expense increased $506 thousand, or 11 percent, over the prior quarter and increased $1.0 million, or 26 percent, over the prior year fourth quarter primarily as a result of the current year acquisitions. Regulatory assessment and insurance decreased $1.2 million, or 96 percent, from the prior year fourth quarter primarily as a result of $1.3 million of Small Bank Assessment credits applied by the FDIC during the current quarter. The prior quarter loss on termination of hedging activities included a $3.5 million write-off of the remaining unamortized deferred prepayment penalties on FHLB advances and a $10.0 million loss on the termination of pay-fixed interest rate swaps with notional amounts totaling $260 million. Other expenses of $19.6 million, increased $4.0 million, or 26 percent, from the prior quarter and was primarily driven by an increase in acquisition-related expenses. Other expenses included acquisition-related expenses of $4.4 million in the current quarter compared to $2.1 million in the prior quarter and $520 thousand in the prior year fourth quarter.

Federal and State Income Tax Expense
Tax expense during the fourth quarter of 2019 was $12.2 million, which was stable compared to the prior quarter and an increase of $556 thousand, or 5 percent, from the prior year fourth quarter. The effective tax rate in the current quarter was 18 percent which compares to 19 percent in the prior quarter and prior year fourth quarter.

Efficiency Ratio
The current quarter efficiency ratio was 54.90 percent, a 97 basis points increase from the prior year fourth quarter efficiency ratio of 53.93 as a result of increased operating expenses from acquisitions and the Durbin amendment which outpaced the increase in net interest income.

Operating Results for Year Ended December 31, 2019
Compared to December 31, 2018

Income Summary

	Year ended
(Dollars in thousands)	Dec 31, 2019	Dec 31, 2018	$ Change	% Change
Net interest income
Interest income	$546,177	$468,996	$77,181	16%
Interest expense	42,773	35,531	7,242	20%
Total net interest income	503,404	433,465	69,939	16%
Non-interest income
Service charges and other fees	67,934	74,887	(6,953)	(9)%
Miscellaneous loan fees and charges	5,313	6,805	(1,492)	(22)%
Gain on sale of loans	34,064	27,134	6,930	26%
Gain (loss) on sale of investments	14,415	(1,113)	15,528	(1,395)%
Other income	9,048	11,111	(2,063)	(19)%
Total non-interest income	130,774	118,824	11,950	10%
Total Income	$634,178	$552,289	$81,889	15%
Net interest margin (tax-equivalent)	4.39%	4.21%

Net Interest Income
Net interest income of $503 million for 2019 increased $69.9 million, or 16 percent, from prior year and was primarily attributable to a $64.9 million increase in interest income from commercial loans. Interest expense of $42.8 million for 2019 increased $7.2 million, or 20 percent over the prior year as a result of an increase in the amount of deposits and interest rate increases on deposits. The total funding cost (including non-interest bearing deposits) for 2019 was 39 basis points compared to 36 basis points for 2018.

The net interest margin as a percentage of earning assets, on a tax-equivalent basis, for 2019 was 4.39 percent, an 18 basis points increase from the net interest margin of 4.21 percent for 2018. The increase in the margin was principally due to a shift in earning assets to higher yielding loans along with an increase in yields on the loan portfolio and an increase in non-accrual interest recoveries combined with relatively stable cost of funds and an increase low cost deposits. The current year included $4.4 million in non-accrual interest recoveries compared to $187 thousand in the prior year.

Non-interest Income
Non-interest income of $131 million for 2019 increased $12.0 million, or 10 percent, over the last year which was driven by the sale of debt securities from the balance sheet strategy implemented during the current year. Service charges and other fees of $67.9 million for 2019 decreased $7.0 million, or 9 percent, from the prior year. Excluding the impact from the Durbin Amendment, there was an increase in fees during the current year from the increased number of deposit accounts from organic growth and acquisitions. Gain on the sale of loans of $34.1 million for 2019, increased $6.9 million, or 26 percent, compared to the prior year as a result of increased purchase and refinance activity. Other income decreased $2.1 million from the prior year and was the result of a gain of $2.3 million on the sale of a former branch building in the prior year third quarter.

Non-interest Expense Summary

	Year ended
(Dollars in thousands)	Dec 31, 2019	Dec 31, 2018	$ Change	% Change
Compensation and employee benefits	$222,753	$195,056	$27,697	14%
Occupancy and equipment	34,497	30,734	3,763	12%
Advertising and promotions	10,621	9,566	1,055	11%
Data processing	17,392	15,911	1,481	9%
Other real estate owned	1,105	3,221	(2,116)	(66)%
Regulatory assessments and insurance	3,771	5,075	(1,304)	(26)%
Loss on termination of hedging activities	13,528	—	13,528	n/m
Core deposit intangibles amortization	8,485	6,270	2,215	35%
Other expenses	62,775	54,294	8,481	16%
Total non-interest expense	$374,927	$320,127	$54,800	17%
______________________________
n/m - not measurable

Total non-interest expense of $375 million for 2019 increased $54.8 million, or 17 percent, over the prior year. Compensation and employee benefits for 2019 increased $27.7 million, or 14 percent, from the prior year due to the increased number of employees from acquisitions and organic growth, a $5.4 million of stock compensation expense related to the Heritage acquisition and annual salary increases. Occupancy and equipment expense for 2019 increased $3.8 million, or 12 percent from the prior year as a result of increased cost from acquisitions and general cost increases. Data processing expense increased $1.5 million or 9 percent, over the prior year primarily as a result of increased costs from acquisitions. Regulatory assessment and insurance decreased $1.3 million, or 26 percent, from the prior year and included $2.5 million of Small Bank Assessment credits applied by the FDIC during the current year. Other expenses of $62.8 million in the current year, increased $8.5 million, or 16 percent, from the prior year and was primarily driven an increase in acquisition-related expenses, increased costs from acquisitions and general cost increases. Other expenses included acquisition-related expenses of $8.5 million in 2019 compared to $6.6 million in the prior year.

Provision for Loan Losses
The provision for loan losses was $57 thousand for 2019, a decrease of $9.9 million from prior year. Net charge-offs during the 2019 were $6.8 million compared to $8.3 million during 2018.

Federal and State Income Tax Expense
Tax expense of $48.7 million in 2019 increased $8.3 million, or 21 percent, over the prior year. The effective tax rate in 2019 was 19 percent compared to 18 percent in the prior year.

Efficiency Ratio
The efficiency ratio for the year ended December 31, 2019 was 57.78 percent. Excluding the $10.0 million loss recognized on the termination of the interest rate swaps, the $3.5 million write-off of the remaining unamortized deferred prepayment penalties on FHLB advances, and the $5.4 million of accelerated stock compensation expense, the efficiency ratio would have been 54.79 percent, which was an increase of 6 basis points from the efficiency ratio of 54.73 percent for 2018. The increase in the efficiency ratio was driven by the decrease in interchange fees from the Durbin Amendement that outpaced the increase in net interest income.

Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about management’s plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations in the forward-looking statements, including those set forth in this news release:

•the risks associated with lending and potential adverse changes of the credit quality of loans in the Company’s portfolio;
•changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System or the Federal Reserve Board, which could adversely affect the Company’s net interest income and profitability;
•changes in the cost and scope of insurance from the Federal Deposit Insurance Corporation and other third parties;
•legislative or regulatory changes, including increased banking and consumer protection regulation that adversely affect the Company’s business, both generally and as a result of the Company exceeding $10 billion in total consolidated assets;
•ability to complete pending or prospective future acquisitions;
•costs or difficulties related to the completion and integration of acquisitions;
•the goodwill the Company has recorded in connection with acquisitions could become impaired, which may have an adverse impact on earnings and capital;
•reduced demand for banking products and services;
•the reputation of banks and the financial services industry could deteriorate, which could adversely affect the Company's ability to obtain and maintain customers;
•competition among financial institutions in the Company's markets may increase significantly;
•the risks presented by continued public stock market volatility, which could adversely affect the market price of the Company’s common stock and the ability to raise additional capital or grow the Company through acquisitions;
•the projected business and profitability of an expansion or the opening of a new branch could be lower than expected;
•consolidation in the financial services industry in the Company’s markets resulting in the creation of larger financial institutions who may have greater resources could change the competitive landscape;

•dependence on the Chief Executive Officer, the senior management team and the Presidents of Glacier Bank divisions;
•material failure, potential interruption or breach in security of the Company’s systems and technological changes which could expose us to new risks (e.g., cybersecurity), fraud or system failures;
•natural disasters, including fires, floods, earthquakes, and other unexpected events;
•the Company’s success in managing risks involved in the foregoing; and
•the effects of any reputational damage to the Company resulting from any of the foregoing.

The Company does not undertake any obligation to publicly correct or update any forward-looking statement if it later becomes aware that actual results are likely to differ materially from those expressed in such forward-looking statement.

Conference Call Information
A conference call for investors is scheduled for 11:00 a.m. Eastern Time on Friday, January 24, 2020. The conference call will be accessible by telephone and through the internet. Interested individuals are invited to listen to the call by dialing 877-561-2748 and conference ID 9735109. To participate on the webcast, log on to: https://edge.media-server.com/mmc/p/eq5tpgz. If you are unable to participate during the live webcast, the call will be archived on our website, www.glacierbancorp.com, or by calling 855-859-2056 with the ID 9735109 by February 7, 2020.

About Glacier Bancorp, Inc.
Glacier Bancorp, Inc. is the parent company for Glacier Bank and its Bank divisions: Bank of the San Juans (Durango, CO), Citizens Community Bank (Pocatello, ID), Collegiate Peaks Bank (Buena Vista, CO), First Bank of Montana (Lewistown, MT), First Bank of Wyoming (Powell, WY), First Community Bank Utah (Layton, UT), First Security Bank of Bozeman (Bozeman, MT), First Security Bank of Missoula (Missoula, MT), First State Bank (Wheatland, WY), Glacier Bank (Kalispell, MT), Heritage Bank of Nevada (Reno, NV), Mountain West Bank (Coeur d’Alene, ID), North Cascades Bank (Chelan, WA), The Foothills Bank (Yuma, AZ), Valley Bank of Helena (Helena, MT), and Western Security Bank (Billings, MT).

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Financial Condition

(Dollars in thousands, except per share data)	Dec 31, 2019	Sep 30, 2019	Dec 31, 2018
Assets
Cash on hand and in banks	$198,639	233,623	161,782
Interest bearing cash deposits	132,322	172,761	42,008
Cash and cash equivalents	330,961	406,384	203,790
Debt securities, available-for-sale	2,575,252	2,459,036	2,571,663
Debt securities, held-to-maturity	224,611	234,992	297,915
Total debt securities	2,799,863	2,694,028	2,869,578
Loans held for sale, at fair value	69,194	100,441	33,156
Loans receivable	9,512,810	9,541,088	8,287,549
Allowance for loan and lease losses	(124,490)	(125,535)	(131,239)
Loans receivable, net	9,388,320	9,415,553	8,156,310
Premises and equipment, net	310,309	307,590	241,528
Other real estate owned	5,142	7,148	7,480
Accrued interest receivable	56,047	63,294	54,408
Deferred tax asset	2,037	—	23,564
Core deposit intangible, net	63,286	65,852	49,242
Goodwill	456,418	456,422	289,586
Non-marketable equity securities	11,623	10,427	27,871
Bank-owned life insurance	109,428	108,814	82,320
Other assets	81,371	82,839	76,651
Total assets	$13,683,999	13,718,792	12,115,484
Liabilities
Non-interest bearing deposits	$3,696,627	3,772,766	3,001,178
Interest bearing deposits	7,079,830	7,095,859	6,492,589
Securities sold under agreements to repurchase	569,824	558,752	396,151
FHLB advances	38,611	8,707	440,175
Other borrowed funds	28,820	14,808	14,708
Subordinated debentures	139,914	139,913	134,051
Accrued interest payable	4,686	4,435	4,252
Other liabilities	164,954	170,151	116,526
Total liabilities	11,723,266	11,765,391	10,599,630
Stockholders’ Equity
Preferred shares, $0.01 par value per share, 1,000,000 shares authorized, none issued or outstanding	—	—	—
Common stock, $0.01 par value per share, 117,187,500 shares authorized	923	922	845
Paid-in capital	1,378,534	1,375,785	1,051,253
Retained earnings - substantially restricted	541,050	528,599	473,183
Accumulated other comprehensive income (loss)	40,226	48,095	(9,427)
Total stockholders’ equity	1,960,733	1,953,401	1,515,854
Total liabilities and stockholders’ equity	$13,683,999	13,718,792	12,115,484

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months ended			Year ended
(Dollars in thousands, except per share data)	Dec 31, 2019	Sep 30, 2019	Dec 31, 2018	Dec 31, 2019	Dec 31, 2018
Interest Income
Debt securities	$20,904	21,357	22,016	85,504	86,499
Residential real estate loans	12,554	12,156	10,751	46,899	40,041
Commercial loans	100,301	97,224	82,238	369,107	304,164
Consumer and other loans	11,522	11,658	10,305	44,667	38,292
Total interest income	145,281	142,395	125,310	546,177	468,996
Interest Expense
Deposits	6,101	6,214	4,989	23,280	18,359
Securities sold under agreements to repurchase	1,007	999	707	3,694	2,248
Federal Home Loan Bank advances	86	2,035	2,146	9,023	8,880
Other borrowed funds	92	47	(10)	215	95
Subordinated debentures	1,547	1,652	1,604	6,561	5,949
Total interest expense	8,833	10,947	9,436	42,773	35,531
Net Interest Income	136,448	131,448	115,874	503,404	433,465
Provision for loan losses	—	—	1,246	57	9,953
Net interest income after provision for loan losses	136,448	131,448	114,628	503,347	423,512
Non-Interest Income
Service charges and other fees	14,756	15,138	19,708	67,934	74,887
Miscellaneous loan fees and charges	1,379	1,775	1,278	5,313	6,805
Gain on sale of loans	10,135	10,369	5,639	34,064	27,134
Gain (loss) on sale of debt securities	257	13,811	(357)	14,415	(1,113)
Other income	1,890	1,956	2,226	9,048	11,111
Total non-interest income	28,417	43,049	28,494	130,774	118,824
Non-Interest Expense
Compensation and employee benefits	55,543	62,509	50,385	222,753	195,056
Occupancy and equipment	9,149	8,731	7,884	34,497	30,734
Advertising and promotions	2,747	2,719	2,434	10,621	9,566
Data processing	4,972	4,466	3,951	17,392	15,911
Other real estate owned	609	166	264	1,105	3,221
Regulatory assessments and insurance	45	593	1,263	3,771	5,075
Loss on termination of hedging activities	—	13,528	—	13,528	—
Core deposit intangibles amortization	2,566	2,360	1,731	8,485	6,270
Other expenses	19,621	15,603	13,964	62,775	54,294
Total non-interest expense	95,252	110,675	81,876	374,927	320,127
Income Before Income Taxes	69,613	63,822	61,246	259,194	222,209
Federal and state income tax expense	12,203	12,212	11,647	48,650	40,331
Net Income	$57,410	51,610	49,599	210,544	181,878

Glacier Bancorp, Inc.
Average Balance Sheets

	Three Months ended
	December 31, 2019			September 30, 2019
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$1,010,174	$12,554	4.97%	$994,906	$12,156	4.89%
Commercial loans [1]	7,617,702	101,619	5.29%	7,378,337	98,465	5.29%
Consumer and other loans	911,942	11,522	5.01%	906,148	11,658	5.10%
Total loans [2]	9,539,818	125,695	5.23%	9,279,391	122,279	5.23%
Tax-exempt debt securities [3]	853,524	8,983	4.21%	899,914	9,280	4.13%
Taxable debt securities [4]	2,064,755	14,033	2.72%	1,917,045	14,250	2.97%
Total earning assets	12,458,097	148,711	4.74%	12,096,350	145,809	4.78%
Goodwill and intangibles	521,405			429,191
Non-earning assets	667,505			672,550
Total assets	$13,647,007			$13,198,091
Liabilities
Non-interest bearing deposits	$3,741,622	$—	—%	$3,513,908	$—	—%
NOW and DDA accounts	2,596,029	1,159	0.18%	2,473,375	1,091	0.17%
Savings accounts	1,486,387	265	0.07%	1,445,323	270	0.07%
Money market deposit accounts	1,947,102	1,710	0.35%	1,845,184	1,540	0.33%
Certificate accounts	958,133	2,609	1.08%	929,441	2,412	1.03%
Total core deposits	10,729,273	5,743	0.21%	10,207,231	5,313	0.21%
Wholesale deposits [5]	72,539	358	1.96%	146,339	901	2.44%
FHLB advances	15,601	86	2.18%	222,449	2,035	3.58%
Repurchase agreements and other borrowed funds	703,391	2,646	1.49%	645,426	2,698	1.66%
Total funding liabilities	11,520,804	8,833	0.30%	11,221,445	10,947	0.39%
Other liabilities	164,285			101,806
Total liabilities	11,685,089			11,323,251
Stockholders’ Equity
Common stock	922			903
Paid-in capital	1,377,013			1,292,182
Retained earnings	538,620			531,181
Accumulated other comprehensive income	45,363			50,574
Total stockholders’ equity	1,961,918			1,874,840
Total liabilities and stockholders’ equity	$13,647,007			$13,198,091
Net interest income (tax-equivalent)		$139,878			$134,862
Net interest spread (tax-equivalent)			4.44%			4.39%
Net interest margin (tax-equivalent)			4.45%			4.42%
______________________________
1 Includes tax effect of $1.3 million and $1.2 million on tax-exempt municipal loan and lease income for the three months ended December 31, 2019 and September 30, 2019, respectively.
2 Total loans are gross of the allowance for loan and lease losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $1.8 million and $1.9 million on tax-exempt debt securities income for the three months ended December 31, 2019 and September 30, 2019, respectively.
4 Includes tax effect of $276 thousand and $275 thousand on federal income tax credits for the three months ended December 31, 2019 and September 30, 2019, respectively.
5 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts.

Glacier Bancorp, Inc.
Average Balance Sheets (continued)

	Three Months ended
	December 31, 2019			December 31, 2018
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$1,010,174	$12,554	4.97%	$919,468	$10,751	4.68%
Commercial loans [1]	7,617,702	101,619	5.29%	6,452,215	83,319	5.12%
Consumer and other loans	911,942	11,522	5.01%	820,439	10,305	4.98%
Total loans [2]	9,539,818	125,695	5.23%	8,192,122	104,375	5.05%
Tax-exempt debt securities [3]	853,524	8,983	4.21%	1,082,702	12,421	4.59%
Taxable debt securities [4]	2,064,755	14,033	2.72%	1,783,881	12,444	2.79%
Total earning assets	12,458,097	148,711	4.74%	11,058,705	129,240	4.64%
Goodwill and intangibles	521,405			339,617
Non-earning assets	667,505			471,696
Total assets	$13,647,007			$11,870,018
Liabilities
Non-interest bearing deposits	$3,741,622	$—	—%	$3,050,140	$—	—%
NOW and DDA accounts	2,596,029	1,159	0.18%	2,334,785	1,038	0.18%
Savings accounts	1,486,387	265	0.07%	1,348,907	220	0.06%
Money market deposit accounts	1,947,102	1,710	0.35%	1,716,296	920	0.21%
Certificate accounts	958,133	2,609	1.08%	916,786	1,858	0.80%
Total core deposits	10,729,273	5,743	0.21%	9,366,914	4,036	0.17%
Wholesale deposits [5]	72,539	358	1.96%	155,203	953	2.44%
FHLB advances	15,601	86	2.18%	200,654	2,146	4.18%
Repurchase agreements and other borrowed funds	703,391	2,646	1.49%	539,548	2,301	1.69%
Total funding liabilities	11,520,804	8,833	0.30%	10,262,319	9,436	0.36%
Other liabilities	164,285			103,441
Total liabilities	11,685,089			10,365,760
Stockholders’ Equity
Common stock	922			845
Paid-in capital	1,377,013			1,050,872
Retained earnings	538,620			479,347
Accumulated other comprehensive income (loss)	45,363			(26,806)
Total stockholders’ equity	1,961,918			1,504,258
Total liabilities and stockholders’ equity	$13,647,007			$11,870,018
Net interest income (tax-equivalent)		$139,878			$119,804
Net interest spread (tax-equivalent)			4.44%			4.28%
Net interest margin (tax-equivalent)			4.45%			4.30%
______________________________
1 Includes tax effect of $1.3 million and $1.1 million on tax-exempt municipal loan and lease income for the three months ended December 31, 2019 and 2018, respectively.
2 Total loans are gross of the allowance for loan and lease losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $1.8 million and $2.5 million on tax-exempt debt securities income for the three months ended December 31, 2019 and 2018, respectively.
4 Includes tax effect of $276 thousand and $304 thousand on federal income tax credits for the three months ended December 31, 2019 and 2018, respectively.
5 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts.

Glacier Bancorp, Inc.
Average Balance Sheets (continued)

	Year ended
	December 31, 2019			December 31, 2018
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$965,553	$46,899	4.86%	$868,467	$40,041	4.61%
Commercial loans [1]	7,084,753	373,888	5.28%	6,134,018	308,263	5.03%
Consumer and other loans	881,726	44,667	5.07%	774,813	38,292	4.94%
Total loans [2]	8,932,032	465,454	5.21%	7,777,298	386,596	4.97%
Tax-exempt debt securities [3]	917,454	38,195	4.16%	1,083,999	50,239	4.63%
Taxable debt securities [4]	1,935,215	56,258	2.91%	1,802,704	47,771	2.65%
Total earning assets	11,784,701	559,907	4.75%	10,664,001	484,606	4.54%
Goodwill and intangibles	410,561			311,321
Non-earning assets	611,788			453,394
Total assets	$12,807,050			$11,428,716
Liabilities
Non-interest bearing deposits	$3,323,641	$—	—%	$2,829,916	$—	—%
NOW and DDA accounts	2,447,037	4,196	0.17%	2,242,935	3,862	0.17%
Savings accounts	1,420,682	1,022	0.07%	1,298,985	862	0.07%
Money market deposit accounts	1,787,149	5,385	0.30%	1,704,269	3,377	0.20%
Certificate accounts	923,840	9,257	1.00%	919,356	6,497	0.71%
Total core deposits	9,902,349	19,860	0.20%	8,995,461	14,598	0.16%
Wholesale deposits [5]	137,442	3,420	2.49%	156,022	3,761	2.41%
FHLB advances	265,712	9,023	3.35%	231,158	8,880	3.79%
Repurchase agreements and other borrowed funds	625,242	10,470	1.67%	526,623	8,292	1.57%
Total funding liabilities	10,930,745	42,773	0.39%	9,909,264	35,531	0.36%
Other liabilities	123,002			71,901
Total liabilities	11,053,747			9,981,165
Stockholders’ Equity
Common stock	883			836
Paid-in capital	1,208,772			1,014,559
Retained earnings	510,601			452,996
Accumulated other comprehensive income (loss)	33,047			(20,840)
Total stockholders’ equity	1,753,303			1,447,551
Total liabilities and stockholders’ equity	$12,807,050			$11,428,716
Net interest income (tax-equivalent)		$517,134			$449,075
Net interest spread (tax-equivalent)			4.36%			4.18%
Net interest margin (tax-equivalent)			4.39%			4.21%
______________________________
1 Includes tax effect of $4.8 million and $4.1 million on tax-exempt municipal loan and lease income for the year ended December 31, 2019 and 2018, respectively.
2 Total loans are gross of the allowance for loan and lease losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $7.8 million and $10.3 million on tax-exempt investment securities income for the year ended December 31, 2019 and 2018, respectively.
4 Includes tax effect of $1.1 million and $1.2 million on federal income tax credits for the year ended December 31, 2019 and 2018, respectively.
5 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts.

Glacier Bancorp, Inc.
Loan Portfolio by Regulatory Classification

	Loans Receivable, by Loan Type			% Change from
(Dollars in thousands)	Dec 31, 2019	Sep 30, 2019	Dec 31, 2018	Sep 30, 2019	Dec 31, 2018
Custom and owner occupied construction	$143,479	$147,626	$126,595	(3)%	13%
Pre-sold and spec construction	180,539	207,596	121,938	(13)%	48%
Total residential construction	324,018	355,222	248,533	(9)%	30%
Land development	101,592	103,090	137,814	(1)%	(26)%
Consumer land or lots	125,759	128,668	127,775	(2)%	(2)%
Unimproved land	62,563	71,467	83,579	(12)%	(25)%
Developed lots for operative builders	17,390	13,782	17,061	26%	2%
Commercial lots	46,408	64,904	34,096	(28)%	36%
Other construction	478,368	443,947	520,005	8%	(8)%
Total land, lot, and other construction	832,080	825,858	920,330	1%	(10)%
Owner occupied	1,667,526	1,666,211	1,343,563	—%	24%
Non-owner occupied	2,017,375	2,023,262	1,605,960	—%	26%
Total commercial real estate	3,684,901	3,689,473	2,949,523	—%	25%
Commercial and industrial	991,580	1,009,310	907,340	(2)%	9%
Agriculture	701,363	718,255	646,822	(2)%	8%
1st lien	1,186,889	1,208,096	1,108,227	(2)%	7%
Junior lien	53,571	53,931	56,689	(1)%	(6)%
Total 1-4 family	1,240,460	1,262,027	1,164,916	(2)%	6%
Multifamily residential	342,498	350,622	247,457	(2)%	38%
Home equity lines of credit	617,900	612,775	539,938	1%	14%
Other consumer	174,643	171,633	165,865	2%	5%
Total consumer	792,543	784,408	705,803	1%	12%
States and political subdivisions	533,023	471,599	404,671	13%	32%
Other	139,538	174,755	125,310	(20)%	11%
Total loans receivable, including loans held for sale	9,582,004	9,641,529	8,320,705	(1)%	15%
Less loans held for sale [1]	(69,194)	(100,441)	(33,156)	(31)%	109%
Total loans receivable	$9,512,810	$9,541,088	$8,287,549	—%	15%
______________________________
1 Loans held for sale are primarily 1st lien 1-4 family loans.

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification

	Non-performing Assets, by Loan Type			Non- Accrual Loans	Accruing Loans 90 Days or More Past Due	Other Real Estate Owned
(Dollars in thousands)	Dec 31, 2019	Sep 30, 2019	Dec 31, 2018	Dec 31, 2019	Dec 31, 2019	Dec 31, 2019
Custom and owner occupied construction	$185	283	—	185	—	—
Pre-sold and spec construction	743	1,219	463	743	—	—
Total residential construction	928	1,502	463	928	—	—
Land development	852	1,006	2,166	474	—	378
Consumer land or lots	330	828	1,428	330	—	—
Unimproved land	1,181	8,781	9,338	105	—	1,076
Developed lots for operative builders	—	—	68	—	—	—
Commercial lots	529	575	1,046	—	—	529
Other construction	—	—	120	—	—	—
Total land, lot and other construction	2,892	11,190	14,166	909	—	1,983
Owner occupied	4,608	8,251	5,940	3,320	41	1,247
Non-owner occupied	8,229	9,271	10,567	8,229	—	—
Total commercial real estate	12,837	17,522	16,507	11,549	41	1,247
Commercial and industrial	5,297	6,135	3,914	4,945	142	210
Agriculture	2,288	3,469	7,040	2,137	1	150
1st lien	8,671	9,420	10,290	6,414	753	1,504
Junior lien	569	669	565	546	23	—
Total 1-4 family	9,240	10,089	10,855	6,960	776	1,504
Multifamily residential	201	206	—	201	—	—
Home equity lines of credit	2,618	3,553	2,770	2,618	—	—
Other consumer	837	1,098	456	344	445	48
Total consumer	3,455	4,651	3,226	2,962	445	48
Other	299	313	579	292	7	—
Total	$37,437	55,077	56,750	30,883	1,412	5,142

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Accruing 30-89 Days Delinquent Loans, by Loan Type			% Change from
(Dollars in thousands)	Dec 31, 2019	Sep 30, 2019	Dec 31, 2018	Sep 30, 2019	Dec 31, 2018
Custom and owner occupied construction	$637	$49	$1,661	1,200%	(62)%
Pre-sold and spec construction	148	8	887	1,750%	(83)%
Total residential construction	785	57	2,548	1,277%	(69)%
Land development	—	1,282	228	(100)%	(100)%
Consumer land or lots	672	836	200	(20)%	236%
Unimproved land	558	8	579	6,875%	(4)%
Developed lots for operative builders	2	—	122	n/m	(98)%
Commercial lots	—	—	203	n/m	(100)%
Other construction	—	142	4,170	(100)	(100)%
Total land, lot and other construction	1,232	2,268	5,502	(46)%	(78)%
Owner occupied	3,052	2,949	2,981	3%	2%
Non-owner occupied	1,834	1,286	1,245	43%	47%
Total commercial real estate	4,886	4,235	4,226	15%	16%
Commercial and industrial	2,036	12,780	3,374	(84)%	(40)%
Agriculture	4,298	1,290	6,455	233%	(33)%
1st lien	4,711	2,521	5,384	87%	(13)%
Junior lien	624	715	118	(13)%	429%
Total 1-4 family	5,335	3,236	5,502	65%	(3)%
Multifamily Residential	—	149	—	(100)%	n/m
Home equity lines of credit	2,352	4,162	3,562	(43)%	(34)%
Other consumer	1,187	1,388	1,650	(14)%	(28)%
Total consumer	3,539	5,550	5,212	(36)%	(32)%
States and political subdivisions	—	—	229	n/m	(100)%
Other	1,081	389	519	178%	108%
Total	$23,192	$29,954	$33,567	(23)%	(31)%
______________________________
n/m - not measurable

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Net Charge-Offs (Recoveries), Year-to-Date Period Ending, By Loan Type			Charge-Offs	Recoveries
(Dollars in thousands)	Dec 31, 2019	Sep 30, 2019	Dec 31, 2018	Dec 31, 2019	Dec 31, 2019
Custom and owner occupied construction	$98	—	—	98	—
Pre-sold and spec construction	$(18)	(12)	(352)	—	18
Total residential construction	80	(12)	(352)	98	18
Land development	(30)	(25)	(116)	42	72
Consumer land or lots	(138)	(160)	(146)	64	202
Unimproved land	(311)	(271)	(445)	—	311
Developed lots for operative builders	(18)	(18)	33	—	18
Commercial lots	(6)	(4)	1	—	6
Other construction	(142)	(142)	(19)	9	151
Total land, lot and other construction	(645)	(620)	(692)	115	760
Owner occupied	(479)	(35)	1,320	362	841
Non-owner occupied	2,015	1,861	853	2,156	141
Total commercial real estate	1,536	1,826	2,173	2,518	982
Commercial and industrial	1,472	1,066	2,449	2,385	913
Agriculture	21	(32)	16	119	98
1st lien	(12)	189	577	477	489
Junior lien	(303)	(254)	(371)	61	364
Total 1-4 family	(315)	(65)	206	538	853
Multifamily residential	—	—	(649)	—	—
Home equity lines of credit	19	(25)	(97)	73	54
Other consumer	603	380	261	895	292
Total consumer	622	355	164	968	346
Other	4,035	3,243	4,967	8,437	4,402
Total	$6,806	5,761	8,282	15,178	8,372

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